EXHIBIT 99.1

Lakeland Bancorp Reports 25% Increase in First Quarter Earnings

OAK RIDGE, N.J., April 20, 2012 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (Nasdaq:LBAI) reported the following positive developments for the first quarter of 2012:

  Net Income Available to Common Shareholders in the first quarter of 2012 was $4.4 million, or $0.16 per diluted share, a 25% increase as compared to the $3.5 million, or $0.13 per diluted share reported for the same period last year.

  In the first quarter of 2012, the Company redeemed the remaining $19.0 million in preferred stock issued to the U.S. Department of the Treasury ("Treasury") under the Capital Purchase Program ("CPP"). As a result, a charge of $501,000 or ($0.02) per diluted share was incurred, reflecting the acceleration of the preferred stock discount accretion. In March 2011, the Company made a $20.0 million payment to the Treasury and incurred a similar charge of $745,000, or ($0.03) per diluted share. Additionally, in the first quarter of 2012, the Company repurchased the warrant issued to the Treasury under the CPP for $2.8 million.

  The Company declared a quarterly cash dividend of $0.06 per common share. The cash dividend will be paid on May 15, 2012 to holders of record as of the close of business on April 30, 2012.  Also in the first quarter of 2012, the Company declared a 5% stock dividend which was distributed on April 16, 2012 to shareholders of record on March 30, 2012.

  The Company reported strong growth in both loans and core deposits in the first quarter of 2012. Loans totaling $2.07 billion at March 31, 2012 increased by $32.2 million from December 31, 2011, while core deposits at $1.95 billion, increased by $59.3 million in the first quarter of 2012. Non-interest bearing demand deposits at $476.3 million increased by $26.8 million, or 6%, from year-end 2011 and now represent 21% of total deposits.

  Non-performing assets at March 31, 2012 totaling $43.3 million were $6.9 million, or 14%, lower than the $50.2 million in the fourth quarter of 2011.

  In the first quarter of 2012, net interest margin ("NIM") was 3.76%, a three basis point improvement from the fourth quarter of 2011. This improvement in NIM was driven by a seven basis point decline in the yield on average interest-bearing liabilities, which decreased to 0.83% in the first quarter of 2012. This decrease in interest-bearing liabilities exceeded a three basis point decline in interest-earning assets, which yielded 4.43% in the first quarter of 2012.

Thomas J. Shara, Lakeland Bancorp's President and CEO said, "In the first quarter of 2012, we continued the trend of favorable financial results, improving asset quality, growth in both loans and core deposits, and a 4% decline in operating expenses. Furthermore, we concluded all aspects of our participation in the Capital Purchase Program, and rewarded our shareholders with a 5% stock dividend which effectively increases the cash dividend by 5%."

Earnings

Net Interest Income

Net interest income for the first quarter of 2012 was $23.9 million, as compared to $24.6 million for the same period in 2011. Net interest margin at 3.76% compared to 3.91% reported in the first quarter of 2011. The decrease in net interest margin in the first quarter of 2012 as compared to the same period last year reflects a greater reduction in yields on interest-earning assets as compared to interest-bearing liabilities. The Company's yield on interest-earning assets in the first quarter of 2012 was 4.43%, a decrease of 31 basis points from the same period in 2011. The cost of interest-bearing liabilities was 0.83%, a decrease of 17 basis points from the first quarter of 2011.

Noninterest income

Noninterest income, exclusive of gains on investment securities, totaled $4.0 million for the first quarter of 2012, a decrease of $205,000 as compared to the same period in 2011. Service charges on deposits at $2.4 million were equivalent to the total for the first quarter of 2011, while commissions and fees at $980,000 increased by $148,000, primarily due to an increase in investment commission income. Gains on leasing related assets were $184,000 in the first quarter of 2012, a decrease of $279,000 as compared to the first quarter of 2011 as the leasing portfolio has steadily declined.

Noninterest expense

Noninterest expense for the first quarter of 2012 was $16.3 million, compared to $17.0 million for the same period in 2011, a decrease of $751,000, or 4%. Salary and benefit expense at $9.4 million increased by 5% as compared to the first quarter of 2011. Net occupancy, furniture and equipment expenses at $2.8 million were $304,000 lower than last year primarily due to lower costs for snow removal in 2012. FDIC costs at $555,000 decreased by $392,000 due to the change in the FDIC's assessment methodology, while expenses on other real estate owned and other repossessed assets decreased by $234,000.

Financial Condition

At March 31, 2012, total assets were $2.9 billion, a $26.4 million increase from year-end 2011. Total loans at $2.1 billion were $32.2 million higher than at December 31, 2011, primarily due to a $31.3 million increase in commercial loans. Total deposits at $2.3 billion increased by $38.5 million, or 2%, from year-end 2011. Noninterest bearing demand deposits at $476.3 million and savings and interest-bearing transaction accounts at $1.5 billion increased by $26.8 million and $32.5 million, respectively, from year-end 2011. Time deposits at $338.7 million have decreased by $20.8 million from year-end 2011 as depositors have migrated to liquid core deposits in this low interest rate environment.

Asset Quality

At March 31, 2012, non-performing assets totaled $43.3 million (1.52% of total assets), as compared to $50.2 million (1.78% of total assets) as of December 31, 2011. The Allowance for Loan and Lease Losses totaled $28.7 million at March 31, 2012, and represented 1.38% of total loans. During the first quarter of 2012, the Company had net charge-offs of $4.3 million (annualized 0.83% of total loans).

Capital

Stockholders' equity was $242.0 million and book value per common share was $8.97 as of March 31, 2012 while tangible book value at $5.74 per common share has increased by 10% since the first quarter of 2011. As of March 31, 2012, the Company's leverage ratio was 7.46%. Tier I and total risk based capital ratios were 9.92% and 12.37%, respectively. These regulatory capital ratios exceed those necessary to be considered a well-capitalized institution under Federal guidelines.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements (with respect to corporate objectives, trends, and other financial and business matters) that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "anticipates", "projects", "intends", "estimates", "expects", "believes", "plans", "may", "will", "should", "could", and other similar expressions are intended to identify such forward-looking statements. Lakeland cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. The following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company's markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation affecting the financial services industry, government intervention in the U.S. financial system, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company's lending and leasing activities, customers' acceptance of the Company's products and services and competition. Any statements made by Lakeland that are not historical facts should be considered to be forward-looking statements. Lakeland is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

Reported amounts are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").  The Company's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

The Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, expenses on other real estate owned and other repossessed assets and, where applicable, long-term debt prepayment fees. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes securities gains and losses, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a better comparison of period to period operating performance.

Lakeland Bancorp, the holding company for Lakeland Bank, has a current asset base of $2.9 billion and forty-seven (47) offices spanning six northwestern New Jersey counties: Bergen, Essex, Morris, Passaic, Sussex and Warren. Lakeland Bank, headquartered at 250 Oak Ridge Road, Oak Ridge, New Jersey offers an extensive array of consumer and commercial products and services, including online banking, localized commercial lending teams, and 24-hour or less turnaround time on consumer loan applications. For more information about their full line of products and services, visit their website at www.lakelandbank.com.

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the quarter ended
(dollars in thousands, except per share data)	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011
INCOME STATEMENT	(unaudited)
Net Interest Income	$ 23,946	$ 24,057	$ 24,351	$ 24,421	$ 24,584
Provision for Loan and Lease Losses	(4,556)	(4,425)	(4,058)	(5,406)	(4,927)
Noninterest Income (excluding investment securities gains)	4,025	4,082	4,310	4,266	4,230
Gains on investment securities	32	--	785	444	--
Long-term debt prepayment fee	--	--	(800)	--	--
Noninterest Expense, excluding long-term debt prepayment fee	(16,275)	(16,353)	(17,240)	(16,732)	(17,026)
Pretax Income	7,172	7,361	7,348	6,993	6,861
Tax Expense	(2,201)	(2,245)	(2,242)	(2,135)	(2,090)
Net Income	$ 4,971	$ 5,116	$ 5,106	$ 4,858	$ 4,771
Dividends on Preferred Stock and Discount Accretion	(620)	(294)	(293)	(294)	(1,286)
Net Income Available to Common Stockholders	$ 4,351	$ 4,822	$ 4,813	$ 4,564	$ 3,485

Basic Earnings Per Common Share (1)	$ 0.16	$ 0.18	$ 0.18	$ 0.17	$ 0.13
Diluted Earnings Per Common Share (1)	$ 0.16	$ 0.18	$ 0.18	$ 0.17	$ 0.13
Dividends per Common Share (1)	$ 0.057	$ 0.057	$ 0.057	$ 0.057	$ 0.057
Weighted Average Shares - Basic (1)	26,700	26,629	26,589	26,555	26,512
Weighted Average Shares - Diluted (1)	26,747	26,688	26,638	26,754	26,651

SELECTED OPERATING RATIOS
Annualized Return on Average Assets	0.71%	0.72%	0.73%	0.71%	0.69%
Annualized Return on Average Common Equity	8.23%	8.50%	8.59%	8.47%	8.56%
Annualized Return on Tangible Common Equity (3)	12.83%	13.39%	13.63%	13.64%	13.97%
Annualized Net Interest Margin	3.76%	3.73%	3.85%	3.90%	3.91%
Efficiency ratio (3)	57.71%	57.67%	57.01%	56.11%	56.71%
Stockholders' equity to total assets	8.48%	9.19%	9.30%	9.14%	8.91%
Common stockholders' equity to total assets	8.48%	8.54%	8.62%	8.47%	8.24%
Tangible common equity to tangible assets (3)	5.60%	5.63%	5.63%	5.46%	5.23%
Tier 1 risk-based ratio	9.92%	11.23%	11.21%	10.95%	10.72%
Total risk-based ratio	12.37%	13.39%	13.46%	13.26%	13.10%
Tier 1 leverage ratio	7.46%	8.33%	8.29%	8.09%	7.79%
Book value per common share (1) (2)	$ 8.97	$ 8.99	$ 8.82	$ 8.67	$ 8.48
Tangible book value per common share (1) (2) (3)	$ 5.74	$ 5.75	$ 5.57	$ 5.42	$ 5.21

(1) Adjusted for 5% stock dividend payable on April 16, 2012 to shareholders of record March 30, 2012
(2) Excludes preferred stock
(3) See Supplemental Information - Non GAAP financial measures

Lakeland Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2012	2011
(dollars in thousands, except per share amounts)
INTEREST INCOME
Loans and fees	$25,458	$26,665
Federal funds sold and interest bearing deposits with banks	6	12
Taxable investment securities and other	2,340	2,713
Tax exempt investment securities	490	499
TOTAL INTEREST INCOME	28,294	29,889
INTEREST EXPENSE
Deposits	2,256	2,931
Federal funds purchased and securities sold under agreements to repurchase	28	27
Other borrowings	2,064	2,347
TOTAL INTEREST EXPENSE	4,348	5,305
NET INTEREST INCOME	23,946	24,584
Provision for loan and lease losses	4,556	4,927
NET INTEREST INCOME AFTER PROVISION FOR
LOAN AND LEASE LOSSES	19,390	19,657

NONINTEREST INCOME
Service charges on deposit accounts	2,447	2,478
Commissions and fees	980	832
Gains on sales of investment securities	32	0
Income on bank owned life insurance	339	355
Gain on leasing related assets	184	463
Other income	75	102
TOTAL NONINTEREST INCOME	4,057	4,230
NONINTEREST EXPENSE
Salaries and employee benefits	9,435	8,986
Net occupancy expense	1,688	1,911
Furniture and equipment	1,083	1,164
Stationery, supplies and postage	336	365
Marketing expense	470	615
Amortization of core deposit intangibles	--	265
FDIC insurance expense	555	947
Collection expense	139	65
Legal expense	399	295
Expenses on other real estate owned and other repossessed assets	38	272
Other expenses	2,132	2,141
TOTAL NONINTEREST EXPENSE	16,275	17,026
INCOME BEFORE PROVISION FOR INCOME TAXES	7,172	6,861
Provision for income taxes	2,201	2,090
NET INCOME	$4,971	$4,771
Dividends on Preferred Stock and Discount Accretion	620	1,286
Net Income Available to Common Stockholders	$4,351	$3,485
EARNINGS PER COMMON SHARE
Basic	$0.16	$0.13
Diluted	$0.16	$0.13

DIVIDENDS PER COMMON SHARE	$0.057	$0.057

Lakeland Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2012	December 31, 2011
(dollars in thousands)	(unaudited)
Cash and due from banks	$79,877	$60,688
Federal funds sold and interest-bearing deposits due from banks	6,944	11,870
Total cash and cash equivalents	86,821	72,558

Investment securities available for sale	446,113	463,611
Investment securities held to maturity; fair value of $71,601 in 2012 and $74,274 in 2011	69,231	71,700
Federal Home Loan Bank Stock	7,417	8,333
Loans:
Commercial, secured by real estate	1,114,042	1,092,120
Commercial, industrial and other	219,270	209,915
Leases	26,214	28,879
Residential mortgages	412,027	406,222
Consumer and home equity	301,974	304,190
Total loans	2,073,527	2,041,326
Deferred cost	(61)	249
Allowance for loan and lease losses	(28,700)	(28,416)
Net loans	2,044,766	2,013,159
Premises and equipment, net	29,108	27,917
Accrued interest receivable	8,503	8,369
Goodwill	87,111	87,111
Bank owned life insurance	45,099	44,760
Other assets	28,178	28,432
TOTAL ASSETS	$2,852,347	$2,825,950

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Noninterest bearing	$476,349	$449,560
Savings and interest-bearing transaction accounts	1,473,051	1,440,541
Time deposits under $100,000	206,766	211,797
Time deposits $100,000 and over	131,962	147,755
Total deposits	2,288,128	2,249,653
Federal funds purchased and securities sold under agreements to repurchase	96,453	72,131
Other borrowings	135,000	155,000
Subordinated debentures	77,322	77,322
Other liabilities	13,489	12,061
TOTAL LIABILITIES	2,610,392	2,566,167

STOCKHOLDERS' EQUITY
Preferred stock, Series A, no par value, $1,000 liquidation value, authorized 1,000,000 shares; issued 0 shares at March 31, 2012 and 19,000 shares at December 31, 2011	--	18,480
Common stock, no par value; authorized 40,000,000 shares; issued 27,275,480 shares at March 31, 2012 and December 31, 2011	278,509	270,044
Accumulated Deficit	(35,593)	(26,061)
Treasury shares, at cost, 312,654 shares at March 31, 2012 and 439,340 shares at December 31, 2011	(3,947)	(5,551)
Accumulated other comprehensive gain	2,986	2,871
TOTAL STOCKHOLDERS' EQUITY	241,955	259,783
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,852,347	$2,825,950

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the quarter ended
(dollars in thousands)	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011
	(unaudited)
SELECTED BALANCE SHEET DATA AT PERIOD-END
Loans and Leases	$ 2,073,527	$ 2,041,326	$ 1,991,874	$ 1,983,675	$ 1,975,483
Allowance for Loan and Lease Losses	(28,700)	(28,416)	(28,024)	(28,252)	(28,192)
Investment Securities	522,761	543,644	515,019	515,042	540,041
Total Assets	2,852,347	2,825,950	2,741,768	2,741,335	2,751,576
Total Deposits	2,288,128	2,249,653	2,232,565	2,182,383	2,238,512
Short-Term Borrowings	96,453	72,131	53,175	90,251	46,382
Other Borrowings	212,322	232,323	187,322	207,322	207,322
Stockholders' Equity	241,955	259,783	254,898	250,568	245,071

Loans and Leases
Commercial real estate	$ 1,114,042	$ 1,092,120	$ 1,064,009	$ 1,050,458	$ 1,038,850
Commercial, industrial and other	219,270	209,915	195,121	197,770	194,616
Leases	26,214	28,879	36,178	38,895	46,050
Residential mortgages	412,027	406,222	392,454	393,062	393,935
Consumer and Home Equity	301,974	304,190	304,112	303,490	302,032
Total loans	$ 2,073,527	$ 2,041,326	$ 1,991,874	$ 1,983,675	$ 1,975,483

Deposits
Noninterest bearing	$ 476,349	$ 449,560	$ 424,789	$ 409,795	$ 407,099
Savings and interest-bearing transaction accounts	1,473,051	1,440,541	1,411,058	1,370,190	1,414,604
Time deposits under $100,000	206,766	211,797	222,337	230,510	240,614
Time deposits $100,000 and over	131,962	147,755	174,381	171,888	176,195
Total deposits	$ 2,288,128	$ 2,249,653	$ 2,232,565	$ 2,182,383	$ 2,238,512

SELECTED AVERAGE BALANCE SHEET DATA
Loans and Leases, net	$ 2,050,093	$ 2,024,559	$ 1,982,637	$ 1,983,253	$ 2,000,057
Investment Securities	520,039	530,171	518,194	531,045	544,282
Interest-Earning Assets	2,592,654	2,585,062	2,537,284	2,542,351	2,577,235
Total Assets	2,806,197	2,809,452	2,762,305	2,762,024	2,797,539
Non Interest-Bearing Demand Deposits	448,893	452,638	424,938	411,212	400,891
Savings Deposits	338,221	332,258	334,909	333,036	322,225
Interest-Bearing Transaction Accounts	1,137,069	1,128,338	1,058,085	1,074,620	1,093,625
Time Deposits	350,937	380,443	397,029	411,216	413,481
Total Deposits	2,275,120	2,293,677	2,214,961	2,230,084	2,230,222
Short-Term Borrowings	68,612	54,056	58,983	64,015	59,972
Other Borrowings	198,553	190,826	222,086	207,353	234,134
Total Interest-Bearing Liabilities	2,093,392	2,085,921	2,071,092	2,090,239	2,123,437
Stockholders' Equity	250,676	257,164	254,174	248,455	260,148
Common Stockholders' Equity	242,957	238,713	235,785	230,123	226,051

Lakeland Bancorp, Inc.
Financial Highlights
(unaudited)

	For the quarter ended
(dollars in thousands)	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011
	(unaudited)
AVERAGE ANNUALIZED YIELDS (taxable equivalent basis)
Assets:
Loans and leases	4.99%	5.06%	5.20%	5.28%	5.41%
Taxable investment securities and other	2.09%	2.12%	2.48%	2.58%	2.28%
Tax-exempt securities	4.14%	4.28%	4.33%	4.38%	4.54%
Federal funds sold and interest-bearing cash accounts	0.11%	0.16%	0.18%	0.16%	0.15%
Total interest-earning assets	4.43%	4.46%	4.63%	4.71%	4.74%
Liabilities:
Savings accounts	0.11%	0.11%	0.12%	0.16%	0.16%
Interest-bearing transaction accounts	0.45%	0.51%	0.50%	0.55%	0.56%
Time deposits	1.02%	1.07%	1.13%	1.18%	1.26%
Borrowings	3.13%	3.47%	3.37%	3.50%	3.23%
Total interest-bearing liabilities	0.83%	0.90%	0.95%	0.99%	1.00%
Net interest spread (taxable equivalent basis)	3.60%	3.56%	3.68%	3.72%	3.73%
Annualized Net Interest Margin (taxable equivalent basis)	3.76%	3.73%	3.85%	3.90%	3.91%
Annualized Cost of Deposits	0.40%	0.44%	0.46%	0.50%	0.53%

ASSET QUALITY DATA
Allowance for Loan and Lease Losses
Balance at beginning of period	$ 28,416	$ 28,024	$ 28,252	$ 28,192	$ 27,331
Provision for loan losses	4,556	4,425	4,058	5,406	4,927
Net Charge-offs	(4,272)	(4,033)	(4,286)	(5,346)	(4,066)
Balance at end of period	$ 28,700	$ 28,416	$ 28,024	$ 28,252	$ 28,192

Net Loan Charge-offs (Recoveries)
Commercial real estate	$ 3,550	$ 1,367	$ 1,420	$ 2,047	$ 2,003
Commercial, industrial and other	(30)	(201)	1,929	2,484	598
Leases	(210)	358	353	354	587
Home equity and consumer	617	1,355	422	329	586
Real estate - mortgage	345	1,154	162	132	292
Net charge-offs	$ 4,272	$ 4,033	$ 4,286	$ 5,346	$ 4,066

Nonperforming Assets
Commercial real estate	$ 23,119	$ 28,971	$ 30,970	$ 27,596	$ 26,202
Commercial, industrial and other	5,611	4,608	4,416	6,312	920
Leases	621	575	4,670	4,971	5,299
Home equity and consumer	2,725	3,252	3,840	3,456	3,259
Real estate - mortgage	9,943	11,610	12,503	12,710	13,023
Total non-accruing loans	42,019	49,016	56,399	55,045	48,703
Property acquired through foreclosure or repossession	1,314	1,182	1,342	1,439	1,729
Total non-performing assets	$ 43,333	$ 50,198	$ 57,741	$ 56,484	$ 50,432

Loans past due 90 days or more	$ 2,343	$ 1,367	$ 1,304	$ 2,793	$ 1,902
Loans restructured and still accruing	$ 8,744	$ 8,856	$ 6,075	$ 7,476	$ 8,356

Ratio of allowance for loan and lease losses to total loans	1.38%	1.39%	1.41%	1.42%	1.43%
Non-performing loans to total loans	2.03%	2.40%	2.83%	2.77%	2.47%
Non-performing assets to total assets	1.52%	1.78%	2.11%	2.06%	1.83%
Annualized net charge-offs to average loans	0.83%	0.80%	0.86%	1.08%	0.81%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(unaudited)

	At or for the quarter ended,
(dollars in thousands, except per share amounts)	Mar 31, 2012	Dec 31, 2011	Sept 30, 2011	June 30, 2011	Mar 31, 2011
Calculation of tangible book value per common share
Total common stockholders' equity at end of period - GAAP	$ 241,955	$ 241,303	$ 236,474	$ 232,201	$ 226,760
Less:
Goodwill	87,111	87,111	87,111	87,111	87,111
Other identifiable intangible assets, net	--	--	--	47	312
Total tangible common stockholders' equity at end of period - Non- GAAP	$ 154,844	$ 154,192	$ 149,363	$ 145,043	$ 139,337

Shares outstanding at end of period (1)	26,963	26,836	26,804	26,773	26,739

Book value per share - GAAP (1)	$ 8.97	$ 8.99	$ 8.82	$ 8.67	$ 8.48

Tangible book value per share - Non-GAAP (1)	$ 5.74	$ 5.75	$ 5.57	$ 5.42	$ 5.21

Calculation of tangible common equity to tangible assets
Total tangible common stockholders' equity at end of period - Non- GAAP	$ 154,844	$ 154,192	$ 149,363	$ 145,043	$ 139,337

Total assets at end of period	$ 2,852,347	$ 2,825,950	$ 2,741,768	$ 2,741,335	$ 2,751,576
Less:
Goodwill	87,111	87,111	87,111	87,111	87,111
Other identifiable intangible assets, net	--	--	--	47	312
Total tangible assets at end of period - Non-GAAP	$ 2,765,236	$ 2,738,839	$ 2,654,657	$ 2,654,177	$ 2,664,153

Common equity to assets - GAAP	8.48%	8.54%	8.62%	8.47%	8.24%

Tangible common equity to tangible assets - Non-GAAP	5.60%	5.63%	5.63%	5.46%	5.23%

Calculation of return on average tangible common equity
Net income - GAAP	$ 4,971	$ 5,116	$ 5,106	$ 4,858	$ 4,771

Total average common stockholders' equity	242,957	238,713	235,785	230,123	226,051
Less:
Average goodwill	87,111	87,111	87,111	87,111	87,111
Average other identifiable intangible assets, net	--	--	15	194	460
Total average tangible common stockholders' equity - Non - GAAP	$ 155,846	$ 151,602	$ 148,659	$ 142,818	$ 138,480

Return on average common stockholders' equity - GAAP	8.23%	8.50%	8.59%	8.47%	8.56%

Return on average tangible common stockholders' equity - Non-GAAP	12.83%	13.39%	13.63%	13.64%	13.97%

Calculation of efficiency ratio
Total non-interest expense	$ 16,275	$ 16,353	$ 18,040	$ 16,732	$ 17,026
Less:
Amortization of core deposit intangibles	--	--	(46)	(266)	(265)
Other real estate owned and other repossessed asset (expense) income	(38)	28	(336)	(200)	(272)
Long-term debt prepayment fee	--	--	(800)	--	--
Provision for unfunded lending commitments, net	56	3	(365)	(17)	4
Non-interest expense, as adjusted	$ 16,293	$ 16,384	$ 16,493	$ 16,249	$ 16,493

Net interest income	$ 23,946	$ 24,057	$ 24,351	$ 24,421	$ 24,584
Noninterest income	4,057	4,082	5,095	4,710	4,230
Total revenue	28,003	28,139	29,446	29,131	28,814
Plus: Tax-equivalent adjustment on municipal securities	264	269	269	273	269
Less: (gains) on investment securities	(32)	--	(785)	(444)	--
Total revenue, as adjusted	$ 28,235	$ 28,408	$ 28,930	$ 28,960	$ 29,083

Efficiency ratio - Non-GAAP	57.71%	57.67%	57.01%	56.11%	56.71%

(1) Adjusted for 5% stock dividend payable on April 16, 2012 to shareholders of record March 30, 2012.
CONTACT: Thomas J. Shara
         President & CEO

         Joseph F. Hurley
         EVP & CFO
         973-697-2000